                            NOTICE OF ANNUAL MEETING

To the Shareholders:

    Cascade Corporation's 1999 Annual Meeting will take place on Thursday, May 13, 1999, at 10:00 a.m., Pacific Daylight Time, in the Renaissance Room, Governor Hotel, 611 S.W. 10(th) Avenue, Portland, Oregon. Shareholders will be asked to consider the following items of business:

1.  Election of three Group 1, three Group 2, and four Group 3 Directors

2. Amendment and Restatement of the 1995 Senior Managers' Incentive Stock Option Plan

3.  Such other business as may properly come before the meeting.

    Shareholders of record at the close of business on April 2, 1999 will be entitled to vote at the meeting.

    IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          James P. Miller
                                          Secretary

Portland, Oregon
April 13, 1999

                                PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

    There are 10 nominees for election to our Board this year. Under a February, 1999, amendment to our Bylaws, the nominees are divided into three groups. Directors will be elected to serve the following terms, or until their successors are elected: Group 1 Directors, one year; Group 2 Directors, two years; and Group 3 Directors, three years. Following these terms, Directors in each Group will be elected to three-year terms. Two present Directors, Joseph J. Barclay and Richard C. Hire, have advised the Board they will be retiring at the close of the 1999 Annual Meeting.

    The accompanying proxy will be voted in favor of those nominees named below, or, if any of them is unable to serve, for another nominee designated by the Board of Directors. Election of Directors in each Group will be determined by a plurality of the votes cast. Abstentions or broker non-votes will not affect the determination of a plurality. Each nominee listed was elected to the Board at the 1998 Annual Meeting with the exception of Messrs. Kubicek and Wessinger. They were elected by the Board November 12, 1998, and will be standing for election by the shareholders for the first time.

                            GROUP 1 (ONE-YEAR TERM)

C. CALVERT KNUDSEN                       Director since 1974                            Age 74

Mr. Knudsen has served as Chairman of the Corporation since May 14, 1998. He is a director of
West Fraser Timber Co., Ltd., a trustee of the Washington Research Foundation, retired
Chairman and Chief Executive Officer of MacMillan Bloedel, Ltd., a director of The Ostrum
Company, and Chairman of The Dundee Wine Company.

ERIC HOFFMAN                             Director since 1980                            Age 75

Mr. Hoffman is Chairman of Hoffman Corporation, General Contractors.

ERNEST C. MERCIER                        Director since 1997                            Age 66

Mr. Mercier is Chairman of Oxford Properties Group, Inc. and Pencor Petroleum. He is also a director of Camvec Corporation, a transportation company, International Comfort Products
Corporation, a manufacturer of heating and air conditioning equipment, and Golden Star
Resources, Ltd., a gold and diamond exploration company.

                                   GROUP 2 (TWO-YEAR TERM)

NICHOLAS R. LARDY                        Director since 1993                            Age 53

Mr. Lardy is a Senior Fellow at The Brookings Institution, a policy research institution.

JAMES S. OSTERMAN                        Director since 1994                            Age 60

Mr. Osterman is President of Outdoor Products Group, Oregon Cutting Systems Division of
Blount, Inc., a diversified manufacturer.

NANCY A. WILGENBUSCH                     Director since 1997                            Age 51

Ms. Wilgenbusch is President of Marylhurst College. She serves as a director of Pacificorp, an energy company, PowerCor, an Australian subsidiary of Pacificorp, and the Portland Branch of the Federal Reserve Bank of San Francisco.

                                  GROUP 3 (THREE-YEAR TERM)

ROBERT C. WARREN, JR.                    Director since 1982                            Age 50

Mr. Warren has served as President and Chief Executive Officer of the Corporation since May,
1996. He was President and Chief Operating Officer until May, 1996, and was formerly Vice
President - Marketing. He is a director of ESCO Corporation, a manufacturer of high alloy steel products.

GREG H. KUBICEK                          Director since 1998                            Age 42

Mr. Kubicek is President of The Holt Company, a commercial real estate development company, and serves as President, Holt Homes, Inc. and Affiliates, Managing Member, TKGG, Inc. and
Affiliates, a commercial property development and management company, and director, Bay Audio, an in-home audio and electronics firm.

JACK B. SCHWARTZ                         Director since 1995                            Age 62

Mr. Schwartz is a partner in the law firm of Newcomb, Sabin, Schwartz & Landsverk, LLP and
Assistant Secretary of the Corporation.

HENRY W. WESSINGER II                    Director since 1998                            Age 46

Mr. Wessinger is Senior Vice President, Ragen MacKenzie, Inc., a brokerage firm; he serves as a trustee of the Oregon Graduate Institute of Science and Technology; a trustee of the Catlin
Gabel School Foundation, and a director of River View Cemetery.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

    The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. The Audit Committee, consisting of Messrs. Mercier, Knudsen, Hire and Osterman, recommends annually to the Board the engagement of independent certified public accountants and reviews matters relating to their audit of the Corporation's records. The Compensation Committee, consisting of Messrs. Osterman, Barclay, Hoffman and Knudsen, recommends compensation levels and components for executive officers of the Corporation. The Nominating and Governance Committee consists of Messrs. Warren, Knudsen and Lardy. It makes recommendations to the Board with respect to nominations or elections of directors and officers. The Nominating and Governance Committee will consider prospective nominees to the Board of Directors recommended in writing by shareholders. Shareholders should address recommendations to the Committee at the Executive Offices of the Corporation.

    The Board of Directors met five times during the year ended January 31, 1999, the Audit Committee met three times, the Compensation Committee met three times, and the Nominating and Governance Committee met once. Each director attended at least 75% of the meetings of the Board and committees on which he or she served. Directors who are not employees of the Corporation received a $15,000 annual retainer, of which $3,000 was paid in the form of common shares valued as of the date of payment, and attendance fees of $1,000 for each Board meeting and $700 for each committee meeting attended during the year.

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE 1995 SENIOR MANAGERS'
             INCENTIVE STOCK OPTION PLAN

    In February, 1999, the Board adopted the 1999 Amendment and Restatement of the 1995 Senior Managers' Incentive Stock Option Plan, subject to shareholder approval at the 1999 Annual Meeting. A copy of the Amendment and Restatement is attached to this proxy statement as Appendix A. The following description of certain elements of the Plan is subject to the specific provisions of the Amendment and Restatement. Approval requires the affirmative votes of a majority of shares represented in person or by proxy at the meeting. Unless otherwise indicated, the accompanying proxy will be voted FOR the proposal. Abstentions and broker non-votes will be treated as if the shares were not voted. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1995 SENIOR MANAGERS' INCENTIVE STOCK OPTION PLAN.

MATERIAL FEATURES OF THE PROPOSED AMENDMENT AND RESTATEMENT

    The Plan presently provides only for the granting of qualified incentive stock options as defined by the Internal Revenue Code. The proposed amendment permits the Stock Option Committee to grant nonqualified stock options, thus providing greater latitude in setting the terms of option grants, as well as stock appreciation rights, and other awards involving common stock. The amendment also provides for a 5,000-share option grant to each non-employee director, including directors first elected at future Annual Meetings.

    PLAN BENEFITS. Except for automatic option grants to Directors, the Plan is discretionary, and it is not possible to state or estimate the benefits employees will receive in the future under the Plan.

    PLAN ADMINISTRATION. The Plan will continue to be administered by a Stock Option Committee consisting of three non-employee directors, presently the members of the Compensation Committee. The Stock Option Committee will determine eligible management employees, options and other rights to be granted each, and other option terms not specified by the Plan. The amendment does not increase the Plan maximum of 800,000 shares of common stock which may be issued pursuant to the exercise of outstanding options (options for the purchase of 416,753 shares of common stock were outstanding as of April 10, 1999).

    ELIGIBLE PARTICIPANTS. The amendment authorizes the granting of awards to Cascade and subsidiary employees, officers and directors. Directors who are not employees will be ineligible to receive awards other than the automatic option grants discussed below.

    AUTOMATIC GRANTS OF AWARDS. The Board of Directors voted to grant nonstatutory options for the purchase of 5,000 shares to each director serving on May 14, 1998, at $15.625 per share, the quoted market price at the time. The grant was subject to the adoption of the Amended and Restated Plan. Each nonemployee Director elected at the 1998 Annual Meeting will automatically receive a nonstatutory option to purchase 5,000 shares of common stock at the close of the 1999 Annual Meeting.

Directors initially elected by shareholders at the 1999 Annual meeting or thereafter will receive nonstatutory options to purchase 5,000 common shares at a price equal to the fair market value of a share of common stock on the date of grant. Options granted to Directors will vest and become exercisable 25% upon grant and 25% per year thereafter.

    TERM. The Amended and Restated Plan will continue until all shares available for awards under the Plan have been issued. However, no options or other rights under the Plan may be issued after May 8, 2005, ten years following the original adoption of the Plan.

    TYPES OF AWARDS.  The Amended and Restated Plan would permit the following:

    (1) Stock option grants, including incentive stock options under Section 422 of the Internal Revenue Code (the Code) or nonstatutory stock options: The Committee would determine the number of shares subject to the option, the period of the option and the terms of exercise. The Code provides that the exercise price for incentive stock options must equal 100% of fair market value on the date of grant (110% for optionees directly or indirectly owning more than 10% of common shares). The exercise price for nonstatutory stock options must be no less than 85% of fair market value.

    (2) Grants of stock appreciation rights (SARs): A SAR represents the right to payment from Cascade of an amount equal to the fair market value on the date of exercise of the number of common shares covered by the portion of the grant which is exercised over the fair market value of such shares on the date of grant. Employees pay no consideration for the grant or exercise of SARs; amounts received on exercise are subject to tax withholding. Cascade can pay amounts owed on exercise in the form of cash or common shares. The Committee may grant SARs freestanding or in tandem with a stock option. If granted in tandem with an option, the SAR may be exercised only to the extent the related option could be exercised. The option will terminate to the extent the SAR is exercised, and the SAR will terminate to the extent the option is exercised.

    (3) Stock bonus grants: The Committee may issue common shares as bonuses on such terms, and subject to such restrictions, as it may determine.

    (4) Share sales: The Committee may sell common shares to employees on such terms, and subject to such restrictions, as it may determine, provided that the sale price must be no less than 85% of fair market value.

    (5) Grants of other share awards or awards based on shares: These awards may include common shares or other property. The Committee may determine the recipients of such awards and the award terms, subject to the condition that any right to purchase shares be for no less than fair market value on the date of grant. This provision will permit the Committee to take into account changes in tax or other legal requirements.

    TAX TREATMENT. Tax consequences of the award or exercise of rights under the Plan to Cascade and to grant recipients will depend upon specific provisions of federal, state or foreign tax laws. A summary of basic United States federal income tax effects of awards under the Plan follows:

    (1) Incentive Stock Options: Optionees will normally recognize no income on the grant or exercise of options, and will be taxed at capital gains rates on the difference between the exercise and sale prices upon sale of shares acquired through the exercise of options. In the event of a "disqualifying disposition" (sale within two years of grant or one year of exercise), an optionee will recognize ordinary income, and Cascade will receive a corresponding deduction, equal to the difference between the option price of shares covered by the option and the fair market value of those shares at the date the option is exercised. Any balance realized on sale would be taxed at capital gains rates.

    (2) Nonstatutory stock options: Recipients of nonstatutory stock options recognize no income until an option is exercised. On exercise the optionee will recognize ordinary income, and Cascade will receive a corresponding deduction, equal to the difference between the option price and the fair market value of those shares as to which the option is exercised. When shares are sold, any increase in value will be taxable at ordinary or capital gains rates, depending upon the length of time the shares are held.

    (3) SAR Awards: Recipients of SARs realize no income until the SAR is exercised. On exercise, the recipient will recognize ordinary income, and Cascade will be entitled to a compensation deduction in an amount equal to cash, and the fair market value of any shares, received.

    (4) Stock bonus grants, share sales, and other share awards: Grants of shares or other property which are not subject to a substantial risk of forfeiture and may be transferred will be taxable as ordinary income to the extent fair market value exceeds the amount paid. Cascade will be entitled to a corresponding tax deduction for compensation. To the extent such grants may not be transferred or are subject to a substantial risk of forfeiture, a recipient, and Cascade, normally will not realize these income tax consequences until the risk of forfeiture lapses or the shares become transferable; however, the recipient may elect to recognize income for tax purposes upon grant as if there were no restrictions on transfer or risks of forfeiture, in which case Cascade would generally receive a corresponding deduction at that time.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of April 2, 1999, concerning each beneficial owner of more than 5% of Cascade's common shares, beneficial ownership by all Directors, and by the corporate officers named in the Summary
Compensation table on Page 8.   As of April 2, 1999, 11,932,390 common shares
and one special voting share were outstanding. The share totals and percentage calculations below assume the conversion of 800,000 outstanding exchangeable shares issued by a Cascade subsidiary into a like number of common shares. TD Trust Company holds the special voting share as trustee for the exchangeable shares and is entitled to cast 800,000 votes on matters presented to shareholders. TD Trust Company is required to vote as the owner of the exchangeable shares may instruct.

                                                                                   AMOUNT AND NATURE OF  PERCENT OF
PERSON OR ENTITY                                                                   BENEFICIAL OWNERSHIP   CLASS (5)
---------------------------------------------------------------------------------  --------------------  -----------

THE ROBERT C. AND NANI S. WARREN REVOCABLE TRUST, of which Nani S. Warren, Robert
C. Warren, Jr., C. Calvert Knudsen, and Jack B. Schwartz are Trustees and share investment powers. Mr. Warren has sole voting power. Messrs. Knudsen and Schwartz disclaim beneficial ownership in Trust shares.
    c/o P.O. Box 20187
    Portland, Oregon 97294-0187..................................................         1,654,592            13.0%

ICM ASSET MANAGEMENT, INC. The total shown includes 752,700 shares as to which sole voting power is held and is based on a Schedule 13G filed with the
Securities and Exchange Commission on or about December 31, 1998.
    601 W. Main Avenue, Suite 600
    Spokane, Washington 99201....................................................         1,156,750             9.1%

                                                                                   AMOUNT AND NATURE OF  PERCENT OF
PERSON OR ENTITY                                                                   BENEFICIAL OWNERSHIP   CLASS (5)
---------------------------------------------------------------------------------  --------------------  -----------
WILLIAM J. HARRISON The total shown includes 5,000 common shares as to which Mr.
Harrison holds sole voting power and 800,000 exchangeable shares owned by W.J.
Harrison Holdings, Ltd., each of which may be exchanged for one share of Common
Stock. Mr. Harrison owns 100% of the outstanding shares of W.J. Harrison
Holdings, Ltd. Information is based upon a Schedule 13D filed with the Securities and Exchange Commission on or about February 9, 1999.
    27 Fox Run Drive, RR#3
    Guelph, Ontario, Canada N1H 6N9..............................................           815,000(1)          6.4%

JACK B. SCHWARTZ.................................................................           132,181(2)          1.0%

ROBERT C. WARREN, JR.............................................................            81,677(3)

RICHARD C. HIRE..................................................................            32,856

JOSEPH J. BARCLAY................................................................            10,000

ERIC HOFFMAN.....................................................................             8,187

C. CALVERT KNUDSEN...............................................................             8,187

NICHOLAS R. LARDY................................................................             3,217

GREG H. KUBICEK..................................................................             1,365

ERNEST MERCIER...................................................................             1,187

HENRY W. WESSINGER II............................................................             1,000

NANCY WILGENBUSCH................................................................               187

JAMES P. MILLER..................................................................            16,810(3)

GREGORY S. ANDERSON..............................................................            12,934(3)

TERRY H. CATHEY..................................................................            11,312(3)
17 Officers and Directors as a Group.............................................         2,004,990(3)(4)       15.7%

------------------------

(1) Mr. Harrison resigned as Executive Vice President and as a Director January 18, 1999.

(2) Includes shared voting and investment powers as to 128,394 shares, or 1.0% of those outstanding, owned by a charitable foundation, as to which Mr. Schwartz disclaims beneficial ownership.

(3) Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of April 1, 1999 as follows: Mr. Warren, 21,273; Mr. Miller 13,527; Mr. Anderson, 9,577; Mr. Cathey, 11,312,
    and executive officers as a group, 84,987.

(4) Includes an aggregate of 1,782,986 shares held by Directors and Executive Officers in fiduciary capacities.

(5) No officer, director or nominee owns more than 1% of Cascade's outstanding shares except for the following persons who may be considered to own beneficially the percentages indicated: Robert C. Warren, Jr., 14.0%, Jack
    B. Schwartz, 14.0%, and C. Calvert Knudsen, 13.1%. These percentages in each case include shares they hold as trustees of the Robert C. and Nani S. Warren Revocable Trust, and should not be combined to determine the total percentage voting power of the persons listed.

            CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND MANAGEMENT

    On January 18, 1999, Cascade completed the sale of its lift truck mast and carriage manufacturing and sales assets to Lift Technologies, Inc.(LTI) for approximately $11,242,000 cash. William J. Harrison, who resigned as a Cascade executive vice president and a director when the sale was completed, founded LTI and is an LTI officer, director and substantial shareholder. In connection with the transaction, Cascade redeemed 300,000 exchangeable shares beneficially owned by Mr. Harrison for a purchase price of $4,350,000, based upon the $14.50 quoted New York Stock Exchange price of a Cascade common share on the redemption date.

    Cascade paid Joseph J. Barclay, a director, $40,320, including a $4,320 matching 401(k) plan contribution, and redeemed 60,000 shares of common stock from him at $16.81 per share, the quoted New York Stock Exchange price, or a total of $1,008,776, during the year ended January 31, 1999 pursuant to an employment agreement. When Mr. Barclay's employment ended March 28, 1998, he received a lump sum severance benefit of $1,102,912 under a supplemental retirement plan for certain employees.

    Newcomb, Sabin, Schwartz & Landsverk, LLP, a firm in which a director, Jack
B. Schwartz, is a partner, provides Cascade legal services in the ordinary course of business. During the year ended January 31, 1999, Cascade paid the firm fees approximating $782,306 on account of such services and additional services in connection with environmental matters and related litigation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of any class of our shares to file reports regarding their stock ownership and any changes in that ownership with the Securities and Exchange Commission. Cascade believes its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements during the year ended January 31, 1999. In making this statement, Cascade has relied upon the representations of its officers and directors.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides information concerning compensation of Cascade's Chief Executive Officer and each of its four other most highly compensated executive officers for the year ended January 31, 1999, and for each of the prior two fiscal years.

                                                               ANNUAL COMPENSATION
                                                       -----------------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR           SALARY        INCENTIVE PAYMENT   COMPENSATION(1)
----------------------------------------  ---------    ---------------   -----------------   ---------------
Robert C. Warren, Jr....................       1998      $     275,004       $272,833            $11,400
President and Chief Executive Officer          1997            275,004         82,500             85,979
                                               1996            156,000        303,618             10,903
James P. Miller.........................       1998            200,004        198,424             11,400
Executive Vice President, Chief                1997            220,954         60,000             11,150
Operating Officer                              1996            111,246        131,568              5,892
William J. Harrison.....................       1998(2)         200,000        122,316             17,283
Executive Vice President                       1997            176,923         80,490             25,043
Terry H. Cathey.........................       1998            150,000        148,818             11,000
Vice President--Operations                     1997            150,000         45,000             57,508
                                               1996            105,600        150,809              8,372
Gregory S. Anderson.....................       1998            129,955        128,975             10,167
Vice President--Human Resources                1997            120,000         36,000              9,433
                                               1996             93,900         91,086              7,411

------------------------------

(1) The amounts shown are Cascade contributions to a 401(k) plan for the benefit of the named executive officers except Mr. Harrison. 1998 amounts shown for Messrs. Warren and Cathey include lump sum benefits of $74,829 and $46,906, respectively, paid upon termination of a retirement plan in which they participated. Amounts shown for Mr. Harrison were paid to continue a defined benefit plan in which Mr. Harrison participated at the time he became a Cascade employee.

(2) Mr. Harrison resigned as a Cascade officer January 18, 1999.

COMPENSATION PURSUANT TO STOCK OPTIONS

                                                                                     POTENTIAL
                                                                                     REALIZABLE
                                                                                      VALUE AT
                                                                                   ASSUMED RATES                      VALUE OF
                                   # OF       % OF                                   APPR. FOR                      UNEXERCIZED
                                 OPTIONS      TOTAL    EXERCISE                    OPTION TERM(2)       OPTIONS     IN-THE-MONEY
                                GRANTED IN   OPTIONS   PRICE PER   EXPIRATION   --------------------  OUTSTANDING    OPTIONS AT
NAME                               1998      GRANTED     SHARE      DATE(1)        5%        10%      AT 1/31/99      1/31/99
------------------------------  ----------   -------   ---------   ----------   --------  ----------  -----------   ------------
Robert C. Warren, Jr..........    46,500     19.59%     $18.010     5/14/08     $526,680  $1,334,705    62,815        $    --
William J. Harrison...........    26,000     10.95%     $16.375     5/14/08     $267,750  $  678,540      (3)         $    --
James P. Miller...............    26,000     10.95%     $16.375     5/14/08     $267,750  $  678,540    38,273        $    --
Terry H. Cathey...............    15,600      6.57%     $16.375     5/14/08     $160,650  $  407,120    26,947        $    --
Gregory S. Anderson...........    11,700      4.93%     $16.375     5/14/08     $120,490  $  305,340    21,500        $    --

------------------------

(1) Under the terms of the Stock Option Plan, options are granted at fair market value (110% of fair market value in Mr. Warren's case). Vesting for options granted in 1998 occurs over a four year period, while options granted in previous years generally may not be exercised until the employee has completed three years of continuous employment with Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate on the date of the optionee's termination of employment wth the corporation, or in the event of death or disability, on the first anniversary of the optionee's termination of employment.

(2) Potential Realizable Value calculation assumes appreciation at the rate shown beginning on the date of grant through the option expiration date.

(3) Options granted Mr. Harrison expired when he resigned Cascade employment January 18, 1999.

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

    Compensation for key Cascade executives consists of three major elements: salary, annual incentive, and long-term incentive. The Compensation Committee is in the process of revising the annual incentive program, which consists of payments under a formula related to yearly operating results. During 1998, the Compensation Committee and the Board addressed long-term incentives by awarding key executives substantial stock option grants which will vest over a four-year period.

    The Committee annually reviews and approves the Chief Executive Officer's compensation. Based upon a salary survey, the Committee believes his salary and incentive payment for the year ended January 31, 1999, are reasonable and within the range of compensation for executives with like responsibilities in comparable companies and industries.

                                          COMPENSATION COMMITTEE
                                          Joseph J. Barclay
                                          Eric Hoffman
                                          C. Calvert Knudsen
                                          James S. Osterman

                               PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the cumulative shareholder return on Cascade common stock with the cumulative total return of the Russell 2000 Index and an industry group of peer companies, in each case assuming investment of $100 on January 31, 1994, and reinvestment of dividends. The Russell 2000 Index will replace the NASDAQ Non-Financial Index, which is also shown, in proxy statements for future annual meetings. The change reflects the fact that the over one-half the Russell 2000 Index companies are listed on the New York Stock Exchange, where Cascade is listed. None of the NASDAQ Non-Financial companies are NYSE-listed. Further, the NASDAQ Non-Financial Index has become heavily weighted by technology issues and reflects trends in those stocks to a greater degree than the broader market.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CASCADE CORPORATION, THE RUSSELL 2000 INDEX,
THE NASDAQ NON-FINANCIAL INDEX AND A PEER GROUP
                                                                       CASCADE CORPORATION       PEER GROUP     RUSSELL 2000
01/94                                                                              $100.00          $100.00          $100.00
01/95                                                                              $117.00          $100.00           $94.00
01/96                                                                              $136.00          $131.00          $122.00
01/97                                                                              $172.00          $179.00          $145.00
01/98                                                                              $168.00          $167.00          $172.00
01/99                                                                              $163.00          $135.00          $176.00
* $100 INVESTED ON 1/31/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JANUARY 31.

        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CASCADE CORPORATION, THE RUSSELL 2000 INDEX,
THE NASDAQ NON-FINANCIAL INDEX AND A PEER GROUP
                                                                       NASDAQ NON-FINANCIAL
01/94                                                                               $100.00
01/95                                                                                $93.00
01/96                                                                               $131.00
01/97                                                                               $170.00
01/98                                                                               $193.00
01/99                                                                               $315.00
* $100 INVESTED ON 1/31/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JANUARY 31.

    The peer group comprises the following companies: Agco Corp., Alamo Group Inc., Arts Way Mfg. Inc., Astec Inds, Inc., Farr Co., Gehl Co., Gencor Inds. Inc., Jlg. Inds. Inc., Lindsay Mfg. Co., Nordson Corp., Peeless Mfg. Co., SI Handling Sys. Inc., Utilx Corp., Valmont Inds. Inc.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Cascade has selected PricewaterhouseCoopers LLP, an independent certified public accounting firm, to continue to serve it in that capacity for the current fiscal year. Cascade expects representatives of PricewaterhouseCoopers LLP to be present at the meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                               PROXY SOLICITATION

    Cascade may make arrangements with brokerage houses and other custodians to send proxies and proxy-soliciting materials to their principals, and may reimburse them for their expenses.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the next Annual Meeting must be received by Cascade no later than January 31, 2000, to be included in the proxy materials for the meeting.

                                 ANNUAL REPORT

    Cascade is mailing its Annual Report to shareholders with this Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated in the Proxy Statement by reference, nor is it a part of the proxy-soliciting material.

    A copy of Cascade's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge to record or beneficial shareholders as of the record date. Requests for the form should be addressed to the Secretary, Cascade Corporation, at its Executive Offices, P.O. Box 20187, Portland, Oregon 97294-0180.

                                   APPENDIX A

                              CASCADE CORPORATION
            1999 AMENDMENT AND RESTATEMENT OF 1995 SENIOR MANAGERS'
                          INCENTIVE STOCK OPTION PLAN

1.  PURPOSES.

    This amendment and restatement of the Cascade Corporation 1995 Senior Managers' Incentive Stock Option Plan (the "Plan") is intended to further the Plan's purposes of attracting, motivating and retaining employees in senior management, to enable the Corporation and its subsidiaries to attract and retain the services of qualified directors, to permit fulfillment of certain option grant commitments, and to provide the Corporation and its subsidiaries additional flexibility in formulating incentives.

2.  SHARES SUBJECT TO THE PLAN.

    Subject to adjustment as provided below and in Section 11, up to 800,000 shares of Common Stock of the Corporation (the "Shares"), including those currently subject to options, may be offered and issued under the Plan. If an option or a stock appreciation right granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Corporation or repurchased by the Corporation, the number of Shares forfeited or repurchased shall again be available under the Plan.

3.  EFFECTIVE DATE AND DURATION OF PLAN.

    (i) EFFECTIVE DATE. The amended and restated Plan shall become effective when adopted by the Board of Directors of the Corporation (the "Board") and approved by the shareholders at the 1999 Annual Meeting of Shareholders. No awards under the Plan as amended and restated which would not have been permitted under the Plan as originally adopted shall be valid until such approval has been granted.

    (ii) DURATION. No options or stock appreciation rights or awards may be granted under the Plan, no stock bonuses may be awarded under the Plan, and no Shares may be sold under the Plan after May 8, 2005. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to outstanding options, stock appreciation rights and Shares subject to restrictions. Termination shall not affect any outstanding options, stock appreciation rights, any right of the Corporation to repurchase Shares, or the forfeitability of Shares issued under the Plan.

4.  ADMINISTRATION.

    The Plan shall be administered by a Stock Option Committee composed of not less than three members of the Board who are ineligible to receive options under the Plan other than pursuant to Section 10. The Committee shall have full power and authority, subject to the provisions of the Plan, to:

    (i) Designate participants;

    (ii) Determine the amount and other terms and conditions of the awards; and

   (iii) Adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.

Decisions of the Committee as to interpretation of, and rights granted pursuant to, the Plan and any related agreement shall be final. The Committee in its sole discretion may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement.

    At any time when the officers and directors of the Corporation are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist solely of "disinterested" directors as such term is defined from time to time in Rule 16b-3 under the Exchange Act. No member of the Committee shall be eligible to receive any award under the Plan while such person serves as a Committee member, except pursuant to Section 10.

5.  TYPES OF AWARDS; ELIGIBILITY.

    The Committee may from time to time, take the following actions under the
Plan:

    (i) Grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Section 6(ii);

    (ii) Grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in Section 6(iii);

   (iii) Award stock bonuses as provided in Section 7;

    (iv) Sell Shares as provided in Section 8; and

    (v) Grant stock appreciation rights or other awards of stock or awards valued in whole or in part by reference to, or otherwise based on, stock or other property of the Corporation ("Other Stock Unit Awards") as provided in Section 9.

    Any such awards may be made to employees (including employees who are officers or directors) of the Corporation or of any subsidiary; provided, however, that only employees of the Corporation or a subsidiary shall be eligible to receive Incentive Stock Options under the Plan; and, provided further, that directors who are not employees shall receive awards only pursuant to Section 10. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6.  OPTION GRANTS.

    (i) GRANT. Options granted under the Plan shall be evidenced by stock option agreements in such form as the Committee shall from time to time approve in accordance with Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

    (ii) INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

       (a) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Corporation or of any parent or subsidiary corporation of the Corporation exceeds $100,000.

       (b) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any subsidiary on of the Corporation only if the option price is at least 110 percent of the fair market value, as described in Section 6(ii) (d), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

       (c) Subject to Sections 6(ii)(e) and 6(iv), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

       (d) The option price per share shall be determined by the Committee at the time of grant. Subject to Section 6(ii)(e), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price for the Common Stock of the Corporation as reported by the New York Stock Exchange on the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported fair market value of the Common Stock of the Corporation as shall be properly relied upon by the Committee.

       (e) The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

   (iii) NONSTATUTORY STOCK OPTIONS. Nonstatutory Stock Options shall be subject to the following terms and conditions, in addition to those terms above which are not inconsistent:

       (a) The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 85 percent of the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant. The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to Section 6(ii)(d).

       (b) Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

    (iv) EXERCISE OF OPTIONS. Except as provided in Section 6(vi) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee has been continuously employed by or in the service of the Corporation or any subsidiary of the Corporation since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. No option may be exercised by an officer or director of the Corporation within six months of the date of grant. Except as provided in

         Sections 6(vi), 11 and 12, options granted under the Plan may be exercised from time to time during the option term for such whole numbers of Shares and at such times as shall be prescribed by the Committee. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

    (v) NONTRANSFERABILITY. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death; provided, however, that with the consent of the Committee, Nonstatutory Stock Options may be assigned or transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended ("ERISA"), or the rules thereunder. Each option granted under the Plan by its terms shall be exercisable during the optionee' s lifetime only by the optionee, or the optionee's permitted assignee or transferee pursuant to such a qualified domestic relations order.

    (vi) TERMINATION OF EMPLOYMENT OR SERVICE.

       (a) In the event the employment of the optionee by the Corporation or a subsidiary of the Corporation terminates for any reason other than death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, to the extent the optionee was entitled to exercise the option at the date of termination.

       (b) In the event of the termination of the optionee's employment or service with the Corporation or a subsidiary of the Corporation because the optionee becomes disabled (within the meaning of Section 22(e) (3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, to the extent the optionee was entitled to exercise the option at the date of termination.

       (c) In the event of the death of an optionee while employed by the Corporation or a subsidiary of the Corporation, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, to the extent the optionee was entitled to exercise the option on the date of death. The option may be exercised only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

       (d) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods to any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

       (e) To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

    (vii) PURCHASE OF SHARES. Unless the Committee determines otherwise:

       (a) Shares may be acquired pursuant to an option only upon receipt by the Corporation of notice in writing from the optionee of the optionee' s intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee's intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Committee.

       (b) On or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Corporation the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Corporation), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to Section 6(ii(d).

       (c) All payments made to the Corporation in connection with the exercise of an option must be made by certified or cashier's check. No shares shall be issued until full payment therefor has been made.

    With the consent of the Committee, an optionee may request the Corporation to apply the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) automatically to satisfy the purchase price for additional portions of the stock option.

    Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Corporation in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Corporation on demand. If the optionee fails to pay the amount demanded, the Corporation or any parent or subsidiary corporation of the Corporation may withhold that amount from other amounts or property payable to the optionee by the Corporation or by the subsidiary, including salary and Shares issuable upon exercise of any option under this Plan, subject to applicable law. With the consent of the Committee, an optionee may deliver Shares to the Corporation to satisfy the withholding obligation.

7.  STOCK BONUSES.

    The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as the Committee may determine. The restrictions may include restrictions concerning transferability, repurchase by the Corporation and forfeiture of the Shares issued, and such other restrictions as may the Committee may determine. The Committee may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Corporation may require any recipient of a stock bonus to pay to the Corporation in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Corporation or any subsidiary of the Corporation may withhold that amount from other amounts payable to the recipient by the Corporation or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Shares to the Corporation to satisfy the withholding obligation. In addition to stock bonus awards authorized in this
Section 7, the Committee may also authorize the issuance of stock bonus Shares in connection with an employee stock ownership plan ("ESOP") which complies with all applicable statutes, in which case the

Shares so authorized shall be issued to and held by the employee stock ownership trust established in connection with the ESOP.

8.  STOCK SALES.

    The Committee may issue Shares under the Plan for consideration (including promissory notes and services) determined by the Committee; provided that in no event shall the consideration be less than 85 percent of the fair market value of the Shares at the time of issuance, determined pursuant to Section 6(ii)(d). Shares issued under this Section 8 shall be subject to terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Corporation and forfeiture of the Shares issued, and such other restrictions as the Committee may determine. The certificates representing the Shares shall bear any legends required by the Committee. The Corporation may require any purchaser of Shares issued under this Section 8 to pay to the Corporation in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Corporation or any subsidiary of the Corporation may withhold that amount from other amounts payable to the purchaser by the Corporation or any subsidiary, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Shares to the Corporation to satisfy the withholding obligation.

9.  STOCK APPRECIATION RIGHTS AND OTHER STOCK UNIT AWARDS.

    (i) STOCK APPRECIATION RIGHTS.

       (a) GRANT. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

       (b) EXERCISE.

           (A) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates. No stock appreciation right granted to an officer or director may be exercised during the first six months following the date of grant.

           (B) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

           (C) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Corporation in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this Subsection is negative. Payment by the Corporation upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

           (D) For purposes of this Section 9, the fair market value of the Shares shall be determined pursuant to Section 6(ii)(d), as of the trading day preceding the date the stock appreciation right is exercised.

           (E) No fractional Shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

           (F) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Corporation in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Corporation or any parent or subsidiary corporation of the Corporation may withhold that amount from other amounts payable to the participant by the Corporation or any subsidiary, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Corporation withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Corporation to satisfy the withholding amount.

           (G) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

    (ii) OTHER STOCK UNIT AWARDS. The Committee shall also be authorized to grant to participants, either alone or in addition to other awards granted under the Plan, awards of Shares and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock or other property. These Other Stock Unit Awards may be paid in Common Stock of the Corporation, cash, or any other form of property as the Committee shall determine. The Committee shall determine the participants to whom Other Stock Unit Awards are to be made, the times at which such awards are to made, the number of Shares to be granted pursuant to such awards, and all other conditions of such awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Shares so awarded prior to the later of the date on which the Shares are issued, or the date on which any applicable restriction, performance or deferral period lapses. For any such award or Shares subject to any such award, the transferability of which is conditional only on the passage of time, such restriction period shall be a minimum of one (1) year. Shares (including securities convertible into Shares) granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Shares or other securities on the date of grant.

10. OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

    (i) AUTOMATIC GRANTS. Immediately upon the adjournment of the 1999 annual shareholder meeting, each person who was serving as a Non-Employee Director as of May 14, 1998, shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 Shares. Immediately upon the adjournment of each annual shareholder meeting thereafter at which additional or substitute Non-Employee Directors are elected, each such additional or substitute Non-Employee Director shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 Shares. A "Non-Employee Director" is a director of the Corporation who is not an employee of the Corporation or of any subsidiary of the Corporation on the date the option is granted.

    (ii) TERMS OF OPTIONS. The exercise price for options granted under this
       Section 10 shall be the fair market value of the Shares on the date of grant, determined pursuant to Section 6(ii)(d), except that the purchase price for options granted to Non-Employee Directors serving as of May 14, 1998 shall be $15.625. Each such option shall have a 10-year term from the date of grant, unless earlier terminated as provided in Section 6(f). Each such option shall become exercisable one year after date of grant with respect to 25% of its underlying shares, except that options granted to Non-Employee Directors serving as of May 13, 1998, shall become exercisable on date of grant with respect to 25% of the underlying shares. All options granted Non-Employee Directors shall vest as to an additional 25% of the underlying shares on each anniversary of the grant date until such options are 100% vested.

11. CHANGES IN CAPITAL STRUCTURE.

    If the outstanding shares of Common Stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan; and (ii) in the price and number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained; provided, however, that this Section 11 shall not apply with respect to transactions referred to in Section 12. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive.

12. EFFECT OF REORGANIZATION OR LIQUIDATION.

    (i) CASH, STOCK OR OTHER PROPERTY FOR STOCK. Except as provided in Section 12(ii), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Corporation, as a result of which the shareholders of the Corporation receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this Section 12 as an "Accelerating Event"), any option or stock appreciation right or other stock unit award granted hereunder shall terminate, except as specified in the following sentence, but the optionee shall have the right during the 30-day period immediately prior to any such Accelerating Event to elect to exercise his or her option or stock appreciation right or award, in whole or in part, without any limitation on exercisability; provided, however, that such exercise shall be deemed to occur immediately prior to such Accelerating Event and shall be contingent upon the occurrence of such Accelerating Event. With respect to an option or stock appreciation right or other stock unit award granted to an officer or director less than six months prior to any Accelerating Event, such officer or director shall have the right to require the Corporation to purchase such option or stock appreciation right or award, at a purchase price computed pursuant to Section 12(iii) during the 30-day period following the expiration of six months following the date of such grant, and this right shall apply even if the option or stock appreciation right or other award has otherwise terminated pursuant to Section 6(vi) following such Accelerating Event.

    (ii) STOCK FOR STOCK. If the shareholders of the Corporation receive capital stock of another corporation ("Exchange Stock") in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights and other stock unit awards granted hereunder shall be converted into stock appreciation rights and awards measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights or other stock unit awards granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of Section 12(i). The amount and price of converted options, stock appreciation rights and other stock unit awards shall be determined by adjusting the amount and price of the options or stock appreciation rights or other awards granted hereunder to take into account the relative values of the Exchange Stock and the Common Stock in the transaction.

   (iii) PURCHASE PRICE FOR CERTAIN OFFICERS AND DIRECTORS. With respect to an option, right or other award granted to an officer or director less than six months prior to an Accelerating Event, the purchase price payable pursuant to Section 12(i) shall be the product of (i) the excess, if any, of the purchase price paid for each Share in the Accelerating Event over the award price, multiplied by (ii) the number of Shares covered by the option, stock appreciation right or other stock unit award. However, no right to require the purchase of any option or stock appreciation right or other stock unit award may be exercised in connection with an Accelerating Event if the purchase price determined under this Section 12(iii) is negative.

    (iv) TRANSFERABILITY. The rights set forth in this Section 12 shall be transferable only to the extent the related option or stock appreciation right or other stock unit award is transferable.

13. CORPORATE MERGERS, ACQUISITIONS, ETC.

    The Committee may also grant options, stock appreciation rights, or other stock unit awards, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan if such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, other awards, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Corporation pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Corporation or a parent or subsidiary corporation of the Corporation is a party.

14. AMENDMENT OF PLAN.

    (i) AMENDMENT BY BOARD. The Board may at any time and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Sections 6(ii)(e), 10, 11 and 12, however, no change in an award already granted shall be made without the written consent of the holder of such award.

    (ii) SECTION 10 AMENDMENT. Notwithstanding any other provision in the Plan,
         Section 10 may be amended or modified by the Board or the shareholders of the Corporation only once in any six-month period, except as may be required to comport with changes in the Code, or ERISA, or the rules promulgated thereunder.

15. APPROVALS.

    The Corporation shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Corporation, be unduly burdensome or require the disclosure of information which would not be in the Corporation's best interests.

16. EMPLOYMENT AND SERVICE RIGHTS.

    Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Corporation or any parent or subsidiary corporation of the Corporation or interfere in any way with the right of the Corporation or any subsidiary of the Corporation by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Corporation or any parent or subsidiary corporation of the Corporation any right to be retained or employed by the Corporation or any parent or subsidiary corporation of the Corporation or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Corporation or any subsidiary of the Corporation.

17. RIGHTS AS A SHAREHOLDER.

    The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

                              CASCADE CORPORATION
             PROXY FOR ANNUAL MEETING OF SHAREHOLDER, MAY 13, 1999
           This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints J.P. Miller, R.C. Warren and K.G. Wollenberg as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Cascade Corporation held of record by the undersigned on April 2, 1999, at the Annual Meeting of Shareholders to be held at the Governor Hotel, 611 S.W. Tenth Avenue, Portland, Oregon 97205, on May 13, 1999, and at any adjournment or postponement therof.

        The Board of Directors recommends a vote FOR the three Group 1, three Group 2, and four Group 3 nominees for election as directors and FOR the Amendment and Restatement of the 1999 Senior Managers' Incentive Stock Option Plan.

        THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE THREE GROUP 1, THREE GROUP 2, AND FOUR GROUP 3 NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE AMENDMENT AND RESTATEMENT OF THE 1995 SENIOR MANAGERS' INCENTIVE STOCK OPTION PLAN.

     (Continued, and to be marked, dated and signed, on the other side.)

                              FOLD AND DETACH HERE

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.


 Dated                 , 1999
      ----------------


-----------------------------
         Signature


-----------------------------
         Signature




                              FOLD AND DETACH HERE




PROPOSAL 1: Election of three Group 1, three Group 2, and four Group 3 directors


                                                FOR ALL       WITHHELD
                                                NOMINEES      ALL NOMINEES

          Group One                               / /            / /
C. Calvert Knudsen, Eric Hoffman
and Ernest C. Mercier

          Group Two                               / /            / /
Nicholas R. Lardy, James S. Osterman and
Nancy A. Wilgenbusch

          Group Three                             / /            / /
Robert C. Warren, Jr., Gregory H. Kubicek,
Jack B. Schwartz and Henry W. Wessinger II


    For nominees in each Group, except vote withheld from the
    following nominee(s)
                        --------------------------

PROPOSAL 2: Amendment and Restatement of 1995 Senior Managers' Incentive Stock
 Option Plan